Exhibit A

                            CERTIFICATE OF FORMATION

                                       OF

                                MADISON RUN, LLC


                  THIS CERTIFICATE OF FORMATION of Madison Run, LLC (the "Company") is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

                  FIRST:    The name of the Company is:

                                MADISON RUN, LLC

                  SECOND: The Company's registered office in the State of Delaware is located at 2711 Centerville Road, Suite 400, Wilmington, DE 19808, and its registered agent at such address is Corporation Service Company.


                  IN WITNESS WHEREOF, the undersigned, being an authorized person of the Company, has executed this Certificate of Formation on this 17th day of October, 2003.

                                         /s/ Jennifer K. Davidson
                                         ---------------------------------------
                                         Jennifer K. Davidson, Authorized Person